EXHIBIT 10.45

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

CONVERTIBLE NOTE DUE JUNE 30, 2016

OF

DIGITAL DOMAIN MEDIA GROUP, INC.

For Value Received, DIGITAL DOMAIN MEDIA GROUP, INC., a Florida corporation (the “Company”), hereby promises to pay to the order of Comvest Capital II LP or its registered assigns or successors-in-interest (“Holder”) the initial principal sum of EIGHT MILLION AND NO/100 DOLLARS ($8,000,000.00) (the “Initial Principal Amount”) on September 30, 2016 (the “Maturity Date”) together with all accrued but unpaid interest thereon, if any, when due, whether upon the Maturity Date or upon acceleration or otherwise (in each case in accordance with the terms hereof) to the extent such principal amount and interest has not been converted into the Company’s common stock, $.01 par value (the “Common Stock”), in accordance with the terms hereof.

This note (“Note”) is issued pursuant to that certain Credit Agreement (the “Credit Agreement”) dated as of June 30, 2011, by and among the Company, as the borrower, and the initial Holder, as the initial lender and as the administrative agent. The Note is subject to the terms and conditions of the Credit Agreement and capitalized terms not expressly defined herein shall have the meaning assigned to such terms in the Credit Agreement.

Except as provided in Section 1 below, all payments of principal and interest on this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note or by Company check. This Note may not be prepaid in whole or in part except upon the written consent of the Holder. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day.

For purposes hereof the following terms shall have the meanings ascribed to them below:

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks are open for commercial business in Miami, Florida are authorized or required by law or executive order to remain closed.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Principal Amount” shall refer to the sum of the outstanding principal amount of this Note.

“Qualified Public Offering” shall mean an initial public offering of the Company’s Common Stock, registered with the Securities and Exchange Commission, that results in proceeds to the Company, prior to the deduction of underwriters discounts, fees and expenses, of at least $75,000,000, with a pre-offering valuation of the outstanding shares of Common Stock of the Company (based upon the price to public of the offered shares in that offering, but excluding the offered shares) of at least $250,000,000.

The following terms and conditions shall apply to this Note:

Section 1.	Payments of Principal and Interest.

(a)           From the date hereof (the “Issuance Date”) and continuing until the Maturity Date, interest shall accrue on the Principal Amount of this Note outstanding from time to time at the fixed rate of 10.0% per annum (the “Accrual Rate”) up to and including the Maturity Date.

(b)           Interest hereunder shall be computed on the basis of a year of 360 days assuming 12 equal 30 day months.

(c)           Subject to right of the Company to pay the interest due under 1(a) hereof (the “PIK Amount”) in cash pursuant to 1(d) hereof, on a quarterly basis commencing on September 30, 2011, and continuing on each succeeding December 31, March 31, June 30 and September 30 (each a “Payment Date”), the then outstanding Principal Amount of this Note shall be increased by the PIK Amount.

(d)           The Company shall have the right to pay the PIK Amount in full but not in part, in cash, on the applicable Payment Date. If the Company wishes to pay the PIK Amount in cash, the Company shall provide written notice of its election to do so to the Holder at least 15 days prior to such Payment Date.

Section 2.	Conversion.

(a)           Conversion Right. Subject to the terms hereof and restrictions and limitations contained herein, the Holder shall have the right, at such Holder’s option, at any time and from time to time to convert the outstanding interest (subject to the Company's rights to pay such interest (specifically excluding the PIK Amount which was added to the Principal Amount on a prior Payment Date) in cash prior to such conversion, such payment to be made within 15 days of the Company’s receipt of the Conversion Notice notwithstanding the notice requirements of Section 1(d) above) and Principal Amount under this Note in whole or in part by delivering to the Company a fully executed notice of conversion in the form of conversion notice attached hereto as Exhibit A (the “Conversion Notice”). In addition, on the earlier of (x) the date the Company closes a Qualified Public Offering and (y) the Maturity Date, the outstanding interest and Principal Amount of the Note shall automatically convert into shares of Common Stock.

(b)          Common Stock Issuance Upon Conversion.

(i)           Conversion Date Procedures. Upon conversion of this Note pursuant to Section 2(a) above, the outstanding interest and Principal Amount hereunder shall be converted into such number of fully paid, validly issued and non-assessable shares of Common Stock, free of any liens, claims and encumbrances, as is equal to the product of an amount equal to the number of shares of the Common Stock Deemed Outstanding (as defined below) on the Date of Conversion (as defined below), multiplied by a fraction, the numerator of which is the outstanding interest and Principal Amount of this Note being converted and the denominator of which is the sum of (y) 103,132,159 plus the outstanding interest and Principal Amount of this Note being converted. For purposes of this Note, “Common Stock Deemed Outstanding” means, at any given time, the sum of (a) the number of shares of Common Stock actually outstanding at such time, plus (b) the number of shares of Common Stock issuable upon exercise of outstanding options, regardless of whether such options are actually exercisable at such time, plus (c) the number of shares of Common Stock issuable upon exercise of any other options (other than options described in clause (b) above) or warrants actually outstanding at such time, plus (d) the number of shares of Common Stock issuable upon conversion or exchange of convertible securities actually outstanding at such time (treating as actually outstanding any convertible securities issuable upon exercise of options or warrants actually outstanding at such time), in each case, regardless of whether the options, warrants or convertible securities are actually exercisable at such time, but not including those issued or outstanding shares of common stock or securities that are the subject of Permitted Dilution Events. “Permitted Dilution Events” means (i) a public offering of the stock of the Company; provided that the Holder is treated the same as the shareholders of the Company then existing immediately prior to such offering; provided further that the Holder has the right to participate in such offering on an equal pro -rata basis (the calculation of which shall be made assuming this Note had been converted into shares of Common Stock) to the same extent as the other shareholders of the Company then existing immediately prior to such offering; (ii) a private offering of the stock of the Company; provided that the Holder is treated the same as the shareholders of the Company then existing immediately prior to such offering; provided further that the Holder has the right to participate in such offering on an equal pro-rata basis (the calculation of which shall be made assuming this Note had been converted into shares of Common Stock) to the same extent as the shareholders of the Company then existing immediately prior to such offering, (iii) the issuance by the Company of additional shares of stock in connection with an acquisition, a merger, consolidation, share exchange or other business combination involving the Company and approved by the requisite shareholders of the Company and the Holder and (iv) issuances of options under stock option or other equity incentive plans approved by the Board exercisable for up to 1,000,000 shares of Common Stock (including the exercise of such options), so long as the exercise price set forth in such options is no less than $3.07 per share (equitably adjusted for subsequent stock splits, stock combinations, stock dividends and recapitalizations); provided that, notwithstanding the foregoing, any offering or issuance of shares of stock of the Company for less than fair market value or (other than clause (iv) above) for which the Holder was not given the opportunity to participate shall not constitute a Permitted Dilution Event.

(ii)          The Company represents that, for the avoidance of doubt, the calculation of Common Stock Deemed Outstanding and the number of shares into which this Note is convertible shall be determined in accordance with the Capitalization Table attached as Exhibit A, which provides that, as of June 30, 2011, if the Holder elected to convert this Note in full into shares, upon such conversion the Holder would be issued 2,532,549 shares.

(iii)         The date of any Conversion Notice hereunder shall be referred to herein as the “Conversion Date”. The Note shall be deemed to have been converted immediately prior to the close of business on the Conversion Date, and at such time the rights of the Holder of the Note or portion thereof converted shall cease, and the Holder shall be treated as a Holder of shares of Common Stock at such time. If a conversion under this Note cannot be effected in full for any reason, or if the Holder is converting less than all of the outstanding interest and Principal Amount hereunder pursuant to a Conversion Notice, if the Holder so elects, the Company shall promptly deliver to the Holder a Note for such outstanding interest and Principal Amount as has not been converted if this Note has been surrendered to the Company for partial conversion. The Holder shall physically surrender this Note to the Company upon any conversion hereunder.

(iv)         Stock Certificates. The Company will deliver to the Holder not later than 10 Business Days after the Conversion Date, a certificate or certificates (which may be made in electronic form as permitted by the Depository Trust Company), representing the number of shares of Common Stock being acquired upon the conversion of this Note.

(v)          Other Corporate Events. Prior to the consummation of any recapitalization, reorganization, consolidation, merger, spin-off or other business combination pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note, (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holder of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note been converted in full prior to the consummation of such Corporate Event. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Holder.

(vi)         Rounding of Adjustments. All calculations under this Section 2 or Section 1 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

(vii)        Notice of Certain Events.  If:

(A)           the Company shall declare a dividend (or any other distribution) on its shares of Common Stock; or

(B)           the Company shall declare a special nonrecurring cash dividend on or a redemption of its shares of Common Stock; or

(C)           the Company shall authorize the granting to all Holders of the shares of Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

(D)           the approval of any shareholders of the Company shall be required in connection with any reclassification of the shares of Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the shares of Common Stock are converted into other securities, cash or property; or

(E)           the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be mailed to the Holder at its last address as it shall appear upon the books of the Company, on or prior to the date notice to the Company’s stockholders generally is given, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange.

(c)           Reservation and Issuance of Underlying Securities. The Company shall at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of this Note, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holders of the Notes, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all Notes. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid, nonassessable and freely tradeable, other than transfer restrictions of applicable securities laws.

(d)           No Fractions. Upon a conversion hereunder the Company shall not be required to issue share certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the closing price of a share of Common Stock at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(e)           Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the conversion of this Note (including repayment in stock) shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however , that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Holder, this Note when surrendered for conversion shall be accompanied by an assignment form; and provided further, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any such transfer.

(f)           Notices Procedures. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by confirmed facsimile, or by a nationally recognized overnight courier service to the Company at the facsimile telephone number or address of the principal place of business of the Company. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of the Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed delivered (i) upon receipt, when delivered personally, (ii) when sent by facsimile, upon receipt if received on a Business Day prior to 5:00 p.m. (Eastern Time), or on the first Business Day following such receipt if received on a Business Day after 5:00 p.m. (Eastern Time) or (iii) upon receipt, when deposited with a nationally recognized overnight courier service.

Section 3.	Defaults and Remedies.

(a)           Events of Default. An “Event of Default” is: (i) a default in payment of principal amount which default continues for at least 5 days after the date such payment is due; (ii) a default in the payment of any accrued and unpaid interest which default continues for 30 days; (iii) failure to convert any portion of the principal amount of the Note in accordance with its terms following exercise by the Holder of the right to convert the Note which default continues for 30 days; and (iv) any other Event of Default set forth in the Credit Agreement.

(b)           Remedies. If an Event of Default occurs and is continuing with respect to any of the Notes, the Holder may (i) declare all of the then outstanding Principal Amount of this Note and all other Notes held by the Holder, including any interest due thereon, to be due and payable immediately in cash and (ii) exercise any or all of the remedies provided upon Events of Default in the Credit Agreement.

Section 4.	Holder’s Option to Cause Purchase.

From and after the 18-month anniversary of the date hereof (“Commencement Date”), Holder shall have the right and option, at one time or from time to time, to cause the Company to purchase all or any portion of the shares of Common Stock issued upon conversion of this Note (the “Shares”), in the following manner:

(a)           Exercise Notice. In order to exercise its right and option to cause the Company to purchase Shares, Holder shall notify (“Exercise Notice”) the Company of its intent to sell Shares to the Company. The Exercise Notice shall specify: (i) the proposed closing date of such purchase which shall be a Business Day at least ten and no more than thirty Business Days from the date of such notice; and (ii) the number of Shares with respect to which the right and option is being exercised.

(b)           Purchase Price. The purchase price for each Share shall be (x) $4.00 per share if the Exercise Notice is delivered on or after the Commencement Date but before the two-year anniversary of the Closing Date or (y) $4.50 per share if the Exercise Notice is delivered on or after the two-year anniversary of the Closing Date. If at any time prior to the delivery of the Exercise Notice the Company shall: (x) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, additional shares of Common Stock, (y) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or (z) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, an appropriate and proportional adjustment shall be made to the purchase price set forth in the preceding sentence.

(c)           Termination of Right. Notwithstanding the foregoing, the rights under this Section 4 to cause the Company to purchase Shares shall terminate and be of no further force or effect on the date the Company shall close a Qualified Public Offering.

(d)           Closing. The closing shall be held at the principal executive offices of the Company at 10:00 a.m., local time on the date specified in the Exercise Notice or such other time and place as the Holder and the Company shall agree in writing. At the closing, the Company shall pay the Holder the purchase price per share of the Shares to be sold as specified in the Exercise Notice, by cashier’s check or wire transfer of immediately available funds. The Holder shall deliver certificates representing the securities transferred, duly endorsed for transfer to the Company.

(e)           Purchaser’s Representations and Warranties. At the closing, the Holder shall make customary representations and warranties as to the following, and shall not be required to make any additional representations or warranties:

(i)            That Holder has the power and authority to transfer the Shares to the Company;

(ii)           That the transfer of the Shares has been duly authorized by the Holder; and

(iii)          That the Shares will be transferred to the Company free and clear of any liens, claims, pledges, and encumbrances created by the Holder.

(f)           Company’s Representations and Warranties. At the closing, the Company shall make customary representations and warranties as to the following, and shall not be required to make any additional representations or warranties:

(i)            That the Company has the power and authority to purchase the Shares from the Holder;

(ii)           That the purchase of the Shares has been duly authorized by the Company;

(iii)          That the purchase of the Shares is in compliance with applicable state corporate laws governing the Company’s repurchase of its securities;

(iv)          That the Shares are not being purchased with a view toward distribution in violation of applicable securities laws; and

(v)           That purchase of the Shares does not render the Company insolvent.

(g)           Dividend Restriction. Whenever any Shares are required to be purchased by the Company pursuant to this Note, if the Company shall not be able lawfully to purchase all of such shares on the closing date under the provisions of applicable state corporate law dealing with impairment of surplus or insolvency, the Company shall purchase on the closing date so many of such shares as it may lawfully purchase. In the event the Company purchases less than all of such Shares on the closing date, then the Company shall not, without the written consent of the Holder, pay dividends, distributions or other payments to any stockholder or make any loans to stockholders until the remainder of such Shares are purchased in accordance with the terms of this Note.

(h)           Continuing Obligation. If the Company is unable on the closing date lawfully to purchase all of the Shares that it is obligated to purchase, the obligation of the Company to purchase such Shares that the Company could not lawfully purchase shall continue until such time as the Company may lawfully discharge such obligation. The provisions of this Section 4 of this Note shall survive the conversion in full of this Note.

Section 5.	Registration Rights.

(a)           Right to Piggyback. If at any time the Company proposes to file a registration statement under the Securities Act with respect to any underwritten offering of any securities of the Company, other than a registration statement on Form S-4 or S-8 (or any substitute form for comparable purposes that may be adopted by the Commission) or a registration statement filed in connection with an exchange offer or an offering of securities solely to the Company’s existing security holders (a “Piggyback Registration”), the Company shall in each case give written notice of such proposed filing to the Holder as soon as practicable, but in no event less than 30 days before the anticipated filing date, and shall include in such registration statement all Registrable Shares with respect to which the Company has received a written request for inclusion therein within 15 days after the Company’s notice is received. “Registrable Shares” means at any time any shares of Common Stock owned by the Holder, whether acquired on the date hereof or hereafter acquired; provided, however, that Registrable Shares shall not include any shares the sale of which has been registered pursuant to a registration statement filed under the Securities Act which has been declared effective.

(b)           Priority in Piggyback Registrations. If the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in a Piggyback Registration exceeds the number which can be sold in such offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, if any, and (ii) second, the Registrable Shares requested to be included in such registration, pro rata among the holders of other securities requested to be included on the basis of the then number of Registrable Shares and other securities requested to be included by each holder of such securities.

(c)           Each holder of Registrable Shares hereby agrees that he, she or it will not sell or otherwise transfer or dispose of any Registrable Shares or other securities of the Company held by such holder for a period of time specified by the Company and its underwriter (not to exceed 180 days) following the effective date of a registration statement. Each Holder agrees to execute an agreement relating to such restriction upon the request of the Company or its underwriter, which agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of such "lockup" period.

(d)           Notwithstanding anything to the contrary contained herein, this Section 5 shall not apply, and the Holder and/or holder of Registrable Shares shall have no registration rights, with respect to an initial public offering of the Company’s common stock.

Section 6.	General.

(a)           Savings Clause. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby. In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law. If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal debt. If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

(b)           Assignment, Etc.  The  Holder  may  assign, transfer  or  pledge  any portion of this Note, subject to compliance with applicable securities laws.

(c)           No Waiver. No failure or delay on the part of the Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Holder at law or in equity or otherwise.

(d)           Governing Law. THIS NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF FLORIDA WITHOUT REGARD TO ANY CONFLICTS OF LAWS.

(e)           Replacement Notes. This Note may be exchanged by Holder at any time and from time to time for a Note or Notes with different denominations representing an equal aggregate outstanding Principal Amount, as reasonably requested by Holder, upon surrendering the same. No service charge will be made for such registration or exchange. In the event that Holder notifies the Company that this Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for registration number and principal amount, if different than that shown on the original Note), shall be issued to the Holder, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with the Note.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on June 30, 2011.

DIGITAL DOMAIN MEDIA GROUP, INC.

By:	/s/ John Textor
Name: John Textor
Title: CEO

Signature Page to
Convertible Note

EXHIBIT A

FORM OF CONVERSION NOTICE

(To be Executed by the Holder
in order to Convert a Note)

The undersigned hereby elects to convert the aggregate outstanding interest and Principal Amount (as defined in the Note) indicated below of this Note into shares of Common Stock, $.01 par value (the “Common Stock”), of Digital Domain Media Group, Inc., a Florida corporation (the “Company”), according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion information:
Date to Effect Conversion

Aggregate interest and Principal Amount of Notes Being Converted

Number of shares of Common Stock to be Issued

Signature

Name

Address